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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 1998




                        PRICELLULAR WIRELESS CORPORATION
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                        (Exact Name of Registrant as Specified in its Charter)



    Delaware                       33-88350                      13-378318
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(State or Other               (Commission File Number)          (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)




   711 Westchester Avenue                               10604
   White Plains, New York                      ------------------------------
------------------------------                         (Zip Code)
(Address of Principal Executive Offices)




                                 (914) 422-0800
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              (Registrant's telephone number, including area code)




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          (Former Name or Former Address, if Changed Since Last Report)



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     ITEM 5.        Other Events.

     On March 6, 1998, PriCellular Corporation, a Delaware corporation ("PCC") and the parent company of PriCellular Wireless Corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") with American Cellular Corporation, a Delaware corporation ("ACC"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, ACC will be merged with and into PCC, with ACC to be the surviving corporation of such merger (the "Merger"). At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of Class A Common Stock, par value $0.01 per share of PCC (the "Class A Shares") and Class B Common Stock, par value $0.01 per share, of PCC will in each case be converted into the right to receive $14.00 in cash, without interest (the "Merger Consideration"), and each issued and outstanding share of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of PCC will be converted into the right to receive the product of the Merger Consideration and the number of Class A Shares into which each such share of Series A Preferred Stock is convertible at such time in connection with a change of control. The Merger Agreement permits PCC, under certain circumstances, to respond to unsolicited third party acquisition proposals and, upon payment of certain fees to ACC, to terminate the Merger Agreement.

     In connection with the execution of the Merger Agreement, AT&T Wireless, Inc., The Thomas H. Lee Company, Steven Price and Eileen Price (collectively, the "Principal Shareholders") entered into a Voting Agreement with ACC. Pursuant to the agreement, the Principal Shareholders, the beneficial owners of approximately 39% of the outstanding Common Stock and Preferred Stock of PCC (or 57% of the fully diluted voting power of PCC), agreed to vote their shares in favor of the approval and adoption of the Merger Agreement. The Voting Agreement terminates upon termination of the Merger Agreement.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A copy of the Voting Agreement is attached hereto as Exhibit
99.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A press release announcing the entering into of the Merger Agreement was issued on March 9, 1998. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.2.

     ITEM 7(c).  Exhibits.

     Exhibit 2.1 Agreement and Plan of Merger dated as of March 6, 1998 between PriCellular Corporation and American Cellular Corporation (Schedules omitted)

     Exhibit 99.1 Voting Agreement dated as of March 6, 1998 among American Cellular Corporation, PriCellular Corporation and the shareholders party thereto.

     Exhibit 99.2        Press Release dated March 9, 1998.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 PRICELLULAR WIRELESS
                                                   CORPORATION


Dated: March 9, 1998                             By: /s/ Steven Price
                                                    -----------------
                                                    Name:  Steven Price
                                                    Title: President



                                INDEX TO EXHIBITS




                                                                   Sequential
Exhibit No.                        Description                        Page No.
---------------       ---------------------------------           --------------

Exhibit 2.1 Agreement and Plan of Merger dated as of March 6, 1998 between PriCellular
                     Corporation and American Cellular
                     Corporation (Schedules omitted)

Exhibit 99.1         Voting Agreement dated as of March 6,
                     1998 among American Cellular
                     Corporation, PriCellular Corporation and the shareholders party thereto

Exhibit 99.2         Press Release dated March 9, 1998